UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 19, 2009

U-Store-It Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-32324	20-1024732
(Commission File Number)	(IRS Employer Identification Number)

460 E. Swedesford Road, Suite 3000 Wayne, Pennsylvania	19087
(Address of Principal Executive Offices)	(Zip Code)

(610) 293-5700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

Closing of Common Share Offering

On August 19, 2009, U-Store-It Trust (the “Company”) announced the closing of its public offering of 32,200,000 common shares of beneficial interest, including 4,200,000 common shares purchased by the underwriters pursuant to an overallotment option.  The common shares were offered and sold pursuant to a prospectus supplement, dated August 13, 2009 and related prospectus, dated January 13, 2009, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-156463). A copy of the press release announcing the closing of the Company’s offering and the exercise of the overallotment option by the underwriters is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Earnings Guidance and Outlook

In connection with this closing, the Company hereby updates its guidance for funds from operations (“FFO”) per common share. Based upon the terms and size of the offering, the Company estimates that its diluted FFO per share for 2009 will be between $0.74 and $0.79, and that its diluted net loss per share for the period will be between $(0.20) and $(0.15).

2009 Full Year Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.20)	to	$(0.15)
Less: gains on sales of real estate	(0.04)		(0.04)
Plus: real estate depreciation and amortization	0.98		0.98
FFO per diluted share	$0.74	to	$0.79

The Company estimates that its diluted FFO per share for the quarter ending September 30, 2009 will be between $0.16 and $0.17 and that its diluted net loss per share for the period will be between $(0.07) and $(0.06).  The Company’s third quarter guidance includes the impact of the offering as well as its expectation of recognizing a non-cash charge of approximately $(0.01) per share related to an existing interest rate swap.  The charge results from utilizing the proceeds from the offering to repay unsecured indebtedness that currently has an in-place interest rate swap.  As a result of repaying substantially all of the borrowings under the Company’s unsecured revolving credit facility, interest charges related to the swap will accelerate from the fourth quarter of 2009 to the third quarter of 2009.

3rd Quarter 2009 Guidance	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.07)	to	$(0.06)
Less: gains on sales of real estate	—		—
Plus: real estate depreciation and amortization	0.23		0.23
FFO per diluted share	$0.16	to	$0.17

FFO is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts (the “White Paper”). The White Paper defines FFO as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a key performance indicator in evaluating the operations of the Company’s facilities. Given the nature of its business as a real estate owner and operator, the Company considers FFO a key measure of its operating performance that is not specifically defined by accounting principles generally accepted in the United States. The Company believes that FFO is useful to management and investors as a starting point in measuring its operational performance because it excludes various items included in net income that do not relate to or are not indicative of its operating performance such as gains (or losses) from sales of property and depreciation, which can make periodic and peer analyses of operating performance more difficult. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance, is not an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, and is not indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto), shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Forward Looking Statements

The guidance set forth in this release and any other statements about the Company’s business and results of operations that are not historical facts are “forward-looking statements.” Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company’s future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions “Item 1A. Risk Factors” and “Forward-Looking Statements” in our annual report on Form 10-K and under the caption “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.

Item 9.01.   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

Date: August 19, 2009	By:	/s/ Timothy M. Martin
		Name:	Timothy M. Martin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 19, 2009